SCHEDULE 14A INFORMATION

(Rule 14-A-101)

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Proxy Statement Pursuant to Section 14(a)

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Gencor Industries, Inc.

(Name of Registrant as Specified In Its Charter)

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GENCOR INDUSTRIES, INC.

5201 NORTH ORANGE BLOSSOM TRAIL, ORLANDO, FLORIDA 32810

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 12, 2005

TO THE STOCKHOLDERS OF GENCOR INDUSTRIES, INC.:

Notice is hereby given that the Annual Meeting of Stockholders of Gencor Industries, Inc., a Delaware corporation (the “Company”), will be held at the Gencor Corporate Offices; 5201 North Orange Blossom Trail, Orlando, Florida, on September 12, 2005 at 10:00 A.M., local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1.	To elect the Director to be voted upon by the holders of Common Stock and to elect the Directors to be voted upon by the holders of Class B Stock.

2.	To ratify the selection of Moore Stephens Lovelace, P.A., independent certified public accountants, as auditors for the Company for the year ending September 30, 2005.

3.	To transact such other business as may properly come before the meeting.

Only Stockholders of record at the close of business on August 22, 2005 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Stockholders should review the information provided herein in conjunction with the Company’s 2004 Annual Report on Form 10-K, which accompanies this Proxy Statement.

The Company’s Proxy Statement and proxy accompany this notice.

By order of the Board of Directors,

Jeanne M. Lyons, Secretary

Orlando, Florida

Date: August 22, 2005

Enclosures

****YOUR VOTE IS IMPORTANT****

YOU ARE URGED TO DATE, SIGN, AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 12, 2005

This Proxy Statement is furnished in connection with the Annual Meeting of Stockholders of Gencor Industries, Inc. (the “Company”) to be held September 12, 2005 at 10:00 a.m. local time, or any adjournments or postponements thereof at the Gencor Corporate Offices, 5201 North Orange Blossom Trail, Orlando, Florida. This Proxy Statement and accompanying proxy are first being mailed to stockholders on or about August 23, 2005. A copy of the Company’s 2004 Form 10-K is being mailed with this Proxy Statement but is not to be regarded as proxy solicitation material.

SOLICITATION AND REVOCATION OF PROXY

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual Meeting of the holders of the Company’s Common Stock, par value $.10 per share, and Class B Stock, par value $.10 per share (herein referred to as “Common Stock” and “Class B Stock,” respectively) to be held September 12, 2005. The enclosed proxy may be revoked at any time before it is exercised by attending and voting in person at the meeting, by giving written notice of revocation to the Secretary of the Company prior to the taking of the vote for which such proxy has been given, or by delivery to the Secretary of the Company of a duly executed proxy bearing a later date. Notice and delivery shall occur upon actual receipt by the Secretary of the Company at its principal place of business. The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, by telephone, or by telegraph by the Directors, Officers, and employees of the Company, or by the Company’s transfer agent. Also, the Company will make arrangements with banks, brokerage houses, and other nominees, fiduciaries, and custodians holding shares in their names or in those of their nominees to forward proxy materials to the beneficial owners of shares, and the Company will upon request, reimburse such entities for their reasonable expenses in sending the proxy materials. All properly executed unrevoked proxies received in time for the meeting will be voted as specified. If no other indication is made, the proxies will be voted for the election of Directors shown as nominees and as recommended by the Board of Directors with regard to all other matters.

VOTING SECURITIES

At the close of business on August 15, 2005, there were 8,252,457 shares of Common Stock and 1,642,998 shares of Class B Stock outstanding and entitled to vote at the Annual Meeting.

The holders of such shares are entitled to one vote for each share of stock held by them on any matter to be presented at the Annual Meeting, including the election of Directors. The holders of Common Stock and Class B Stock will vote separately as a class on the election of Directors. Only Stockholders of record at the close of business on August 22, 2005 are entitled to vote at the Annual Meeting and any adjournment thereof. Although the Company has not polled its Directors and Executive Officers, management expects that the Directors and Executive Officers will vote for the nominees and proposals as shown herein.

The presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares of each class of Common Stock and Class B Stock will constitute a quorum.

PROPOSALS TO STOCKHOLDERS

I. ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides that 75% (calculated to the nearest whole number, rounding a fractional number of five-tenths (.5) to the next highest whole number) of the members of the Board shall be elected by Class B Stockholders voting separately as a class. The Company anticipates that the Class B Directors will be elected by the holders of Class B Stock.

Pursuant to the Company’s Bylaws the Board of Directors has fixed the number of Directors at five. Each Director elected at the Annual Meeting shall hold office until his respective successor has been elected and qualified, or until such individual’s earlier resignation or removal. Vacancies may be filled by a majority vote of the remaining directors then in office. Mr. Charles E. Newman and Mr. James H. Stollenwerk resigned during 2003. Messrs David A. Air and Russell R. Lee, III were elected unanimously by the remaining directors to fill those respective vacancies.

The Board of Directors has selected the following person as nominee for election by the holders of Common Stock as a Director at the 2005 Annual Meeting of Stockholders:

To be elected by the holders of Common Stock:

Russell R. Lee, III

The affirmative vote of Stockholders holding a plurality of the Company’s issued and outstanding Common Stock in attendance at the meeting, either in person or by proxy, is required to approve this proposal. Abstentions and broker non-votes will have no effect.

The Board of Directors has selected the following persons as nominees for election by the holders of Class B Stock as Directors at the 2005 Annual Meeting of Stockholders:

David A. Air

E.J. Elliott

John E. Elliott

Randolph H. Fields

The affirmative vote of Stockholders holding a plurality of the Company’s issued and outstanding Class B Stock in attendance at the meeting, either in person or by proxy, is required to approve this proposal. Abstentions and broker non-votes will have no effect.

The Board of Directors recommends an affirmative vote for the above nominees.

It is the intention of the persons named in the accompanying form of proxy to nominate and, unless otherwise directed, vote such proxies for the election of the nominees named above as Directors. The Board of Directors knows of no reason why any nominee for Director would be unable to serve as a Director. If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may designate, or the Board of Directors may reduce the number of Directors to eliminate the vacancy.

DIRECTORS AND EXECUTIVE OFFICERS

The names of directors and the Named Executive Officers of the Company are listed in the following table:

Name and Principal Occupation or Employment (1)	First Became a Director	First Became an Executive Officer
Directors for Class B Stockholders:
E.J. Elliott Chairman of the Board and President (2) (3)	1968	1968

John E. Elliott Executive Vice President (2) (3)	1985	1985

Randolph H. Fields (2) (5) Attorney, Greenberg Traurig, P.A. since October, 1995	2002

David A. Air (5) Director, Synuthane International Inc., since 1993. Engineering / Sales Consulting Rubbercraft Inc., 1994 to 1999.	2004

Director for Common Stock Stockholders:

Russell R. Lee, III, CPA (6) Vice President of Finance & Chief Financial Officer, Teltronics, Inc., Previously served as Vice-President of Finance and Administration/ Chief Financial Officer, SinoFresh Healthcare, Inc., and as Executive Vice-President of Finance and Operations for Esprix Technologies, LLP, 1999 to 2003.	2004

Executive Officers (4)

David F. Brashears Senior Vice President Technology		1978

Marc G. Elliott (3) President, Construction Equipment Group Previously served as Vice President, Marketing		1993

Scott W. Runkel Chief Financial Officer and Treasurer Financial advisor prior to joining the Company in August 2000, and former partner in the accounting firm of Ernst & Young.		2000

Jeanne M. Lyons Secretary		1996

(1)	Except as otherwise indicated, there has been no change in principal occupation or employment during the past five years.

(2)	Member of the Executive Committee.

(3)	E.J. Elliott is the father of John E. Elliott and Marc G. Elliott.

(4)	Each executive officer holds office until his successor has been elected and qualified, or until his earlier resignation or removal.

(5)	Member of the Audit Committee and Compensation Committee.

(6)	Member of the Audit Committee, Compensation Committee and Financial Expert.

Meetings of the Board of Directors and Certain Committees of the Board

During the fiscal year ended September 30, 2004, the Board of Directors of the Company held 4 meetings. All Directors attended the meetings.

The Compensation Committee endeavors to ensure that the compensation program for executive officers of the Company is effective in attracting and retaining key executives responsible for the success of the Company and in promoting its long-term interests and those of its stockholders. The committee, without applying any specific quantitative formulas, considers such factors as net income, earnings per share, duties and scope of responsibility, industry standards and comparable salaries for the geographic area, corporate growth, profits, goals and market share increases. The functions of the Compensation Committee include establishment of compensation plans for Gencor’s executive officers and administration of certain of Gencor’s employee benefit and compensation programs. The Compensation Committee did not formally meet in 2004 and has met formally three times during fiscal 2005.

The Audit Committee’s responsibilities include selecting the Company’s auditors and reviewing the Company’s audit plan, financial statements and internal accounting and audit procedures. The Audit Committee Charter was adopted by the Board of Directors and a copy is included in the Proxy Statement dated January 21, 2003. During the fiscal year ended September 30, 2004, the Audit Committee had three meetings which were attended by all members. From June 2, 2003 to January 16, 2004 the Audit Committee functions were assumed by the Board of Directors. On January 16, 2004 the Board of Directors elected two new replacement directors, Mr. David A. Air and Mr. Russell R. Lee, III. On January 16, 2004 the Audit Committee was reestablished with Messrs. Air and Lee and Randolph H. Fields as its three members. Messrs. Air and Lee are considered independent by NASDAQ rules; Mr. Fields may be considered “independent” by NASDAQ rules but is a shareholder in the Company’s primary outside law firm. Mr. Lee has served as the “audit committee financial expert” since his appointment to that committee.

At present the three members of the Nominating Committee are E.J. Elliott, John Elliott and Randolph H. Fields. The Nominating Committee of the Company does not have a charter, but has developed guidelines. The Nominating Committee guidelines provide that it consider for director candidates by stockholders or others, and believes that for smaller companies it is desirable and beneficial to recommend board candidates who possess a proven track record in heavy manufacturing operations, understand the company’s overall business, and are able to make maximum contribution to guiding the Company’s affairs. Accordingly, the Nominating Committee reviews recommendations of its individual members and gives considerable weight to candidates with industry-related experience and expertise that will benefit the Company. Additionally, the Nominating Committee believes that persons selected must have a serious work ethic and an ability to work as a constructive member of a team for the benefit of the stockholders. The Nominating Committee met on an informal basis during board meeting recesses in 2004.

It a stockholder wishes to suggest a candidate for consideration by the nominating committee as a nominee for board membership at an annual meeting, the name of that candidate, along with supporting information below, should be submitted to John E. Elliott at the Company’s address shown in the appended Notice of Annual Meeting no later than April 26, 2006 in order to assure time for meaningful consideration by the nominating committee. The submission should include a current resume and curriculum vitae of the candidate and a statement describing the candidate’s qualifications and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is submitting the nominee, the number of shares which are owned of record or beneficially by the submitting stockholder and a description of all arrangements or understandings between the submitting stockholder and the candidate

Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, officers and certain stockholders to file with the Commission an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of equity securities of the Company. Based solely on its review of such forms received by it, the Company is unaware of any instances of noncompliance, or late compliance, with such filings during the fiscal year ended September 30, 2004, by its officers or directors.

Directors Fees

Directors’ fees are paid by the Company to non-employee directors at the rate of $1,000 per month, plus $1,000 per meeting attended. Total fees paid in fiscal 2004 were $51,000.

Communications

Stockholders wishing to communicate with Directors should send their correspondence to the Director or Directors concerned in care of the Chief Executive Officer of the Company at the address shown in the Notice of Annual Meeting. The Company’s policy is to forward such communications to the addressees, if the materials are material and relevant.

EXECUTIVE COMPENSATION

The following table presents certain annual and long-term compensation for the Company’s Chief Executive Officer, the four highest-paid executive officers other than the CEO, (collectively the “Named Executive Officers”) as well as the total compensation paid to each such individual during the Company’s last three fiscal years:

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long-Term Compensation Awards		(2) All Other Compensation ($)
Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Securities Underlying Options (#)
E.J. Elliott Chairman of the Board and President	2004 2003 2002	400,000 400,000 400,000	14,000 0 0	0 0 0		6,004 6,152 5,250

John E. Elliott Executive Vice President	2004 2003 2002	250,000 250,000 250,000	14,000 0 0	0 0 0		0 0 0

David F. Brashears Senior Vice President, Technology	2004 2003 2002	185,000 170,000 125,000	14,000 0 0	0 0 120,000	(a)	2,978 2,592 2,438

Marc G. Elliott President, Construction Equipment Group	2004 2003 2002	210,000 210,000 210,000	14,000 0 0	0 0 0		0 0 0

D. William Garrett Vice President, Sales	2002	188,220	0	0		4,330

Scott W. Runkel Chief Financial Officer and Treasurer	2004 2003 2002	225,000 225,000 225,000	14,000 0 0	0 0 0		4,810 5,409 4,219

(a)	Includes grant of 40,000 shares for options which expired on 7/24/01.

(1)	Does not include an amount for incidental personal use of business automobiles furnished by the Company to certain of its Named Executive Officers. The Company has determined that the aggregate incremental cost of such benefits to the Named Executive Officers does not exceed, as to any named individual, the lesser of $50,000 or 10% of the cash compensation reported for such person.

(2)	The compensation reported under All Other Compensation represents contributions to the Company’s 401(k) Plan on behalf of the Named Executive Officers to match 2002-2004 pretax executive contributions (included under salary) made by each executive officer to such plan.

Option Grants in Fiscal Year 2004

There were no options granted during the fiscal year 2004 to the Named Executive Officers.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information concerning stock options exercised by each of the Named Executive Officers of Gencor during fiscal 2004 and the value of options held by such officers at the end of each year measured in terms of the closing price of Gencor Common Stock on September 30, 2004.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	* Number of Securities Underlying Unexercised Options at September 30, 2004	* Value of Unexercised In-the-Money Options at September 30, 2004

E.J. Elliott	0	0	590,000E	3,936,050E

John E. Elliott	0	0	318,000E	2,122,516E

Marc G. Elliott	0	0	318,000E	2,122,516E

David F. Brashears	0	0	20,000E 48,000U 72,000E	127,500E 340,800U 511,200E

Scott W. Runkel	60,000	52,200	20,000E 20,000U	157,600E 157,600U

*	Exercisable (E)/Unexercisable (U)

STOCK OPTION PLAN

1997 Stock Option Plan

In July 1996, the Company’s Board of Directors, subject to the approval of its Stockholders, adopted the Gencor Industries, Inc. 1997 Stock Option Plan (the “1997 Plan”) which provides for the issuance of stock options to purchase an aggregate of up to 1,200,000 shares of the Company’s Common Stock, 1,200,000 shares of the Company’s Class B Stock and up to fifteen percent (15%) of the authorized common stock of any subsidiary. The 1997 Plan permits the grant of options to officers, directors and key employees of the Company. The 1997 Plan was approved by Stockholders on April 11, 1997.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee, covering our fiscal year ended September 30, 2004, shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “Commission” or “SEC”) or subject to Regulations 14A or 14C of the Commission, or the liabilities of Section 18 of the Exchange Act. Such Report shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Moore Stephens Lovelace, P. A., are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors’ independence.

Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee with regard to its oversight functions referred to below, the Audit Committee approved the audited financial statements for inclusion in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004, for filing with the Securities and Exchange Commission.

The Audit Committee members do not serve as professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditors.

Respectfully submitted,

Russell R. Lee, III

Randolph H. Fields

David A. Air

REPORT OF THE COMPENSATION COMMITTEE

The following Report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A or 14C of the Securities and Exchange Commission (the “Commission” or “SEC”) or the liabilities of Section 18 of the Exchange Act. Such Report shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

General

During fiscal year 2004 the Compensation Committee (the “Committee”) of the Board of Directors consisted of David A. Air and Randolph H. Fields, each of whom serves as non-employee directors of the Company. In 2005, Russell R. Lee, III joined the Committee also as a non-employee director of the Company. The Compensation Committee administers the Company’s executive compensation program, monitors corporate performance and its relationship to compensation for executive officers, and makes appropriate recommendations concerning matters of executive compensation.

Compensation Philosophy

One of the major objectives of the Committee was to develop and implement a compensation program designed to attract, motivate, reward and retain the broad-based management talent required to achieve the Company’s business objectives. The Committee believed that offering a competitive base salary and certain incentives designed to encourage achievement of the Company’s objectives were the two major components of its compensation philosophy.

Base Salary

The Company’s salary levels for executive officers are intended to be consistent with competitive pay practices of similar sized companies within the industry. In determining executive officers’ salaries, the Committee considered such factors as the level of responsibility, competitive trends, the financial performance and resources of the Company. An individual’s experience level, overall job performance, prior service and job knowledge were also important considerations. Base salaries were increased for one executive officer during fiscal 2004 to maintain a competitive compensation level for that position.

Incentives

Incentives consist of stock options and, to a lesser extent, cash awards. The Committee believes that the compensation program should provide employees with an opportunity to increase their ownership and potential for financial gain from increases in the Company’s stock price. This approach closely aligns the interests of Stockholders, executives and employees. Therefore, executives and other employees are eligible to receive stock options, giving them the right to purchase shares of the Company’s Common Stock at a specified price in the future. The grant of options is based primarily on a key employee’s potential contribution to the Company’s growth and profitability, as measured by the market value of the Company’s Common Stock. The granting of cash awards is discretionary and is not dependent on any one factor.

Respectfully submitted,
May 12, 2005	THE COMPENSATION COMMITTEE

David A. Air Randolph H. Fields Russell R. Lee, III

STOCK PERFORMANCE GRAPH

The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to Gencor Industries’ Stockholders during the nine-year period ended September 30, 2004, as well as the Wilshire Small Capitalization Index and the Dow Jones Heavy Construction Index. The stock performance graph assumes $100 was invested on October 1, 1995. On December 22, 1997, a cash dividend of $0.025 per share (split adjusted) was declared by Gencor Industries, payable January 14, 1998 to Stockholders of record on December 31, 1997.

	Comparison of Cumulative Total Return Among Gencor Industries, Inc., the Wilshire Small Capitalization Index and the Dow Jones Heavy Construction Index
	1995	1996	1997	1998	1999 (1)	2000 (2)	2001	2002	2003	2004
Gencor Industries, Inc.	100.00	145.79	272.24	616.60	—	57.49	99.19	66.80	95.14	354.25
DJ Heavy Construction Index	100.00	111.83	119.37	80.76	100.45	107.14	121.01	99.53	125.40	136.87
Wilshire Small Cap Index	100.00	113.33	162.63	129.25	162.39	216.42	154.43	172.89	201.42	232.18

(1)	On February 22, 1999, the American Stock Exchange suspended trading on the Company’s stock.

(2)	Effective June 1, 2000, the Company’s stock was de-listed from the American Stock Exchange. Subsequent to June 1, 2000, the Company’s stock has traded on the “pink sheets” under the stock symbol “GCRX” until 2003 when the stock symbol was changed to “GNCI”. In January 2005, quotations as the Company’s stock commenced reporting on the OTC Electronic Bulletin Board under the symbol “GNCI.OB.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company leases vehicles from Marcar Leasing Corporation (“Marcar”), a corporation engaged in general leasing to the public of machinery, as well as, vehicles owned by members of E.J. Elliott’s immediate family, including Marc G. Elliott. The terms of the leases are established based on the rates charged by independent leasing organizations and are believed by the Company to be more favorable than those generally available from independent third parties. Leases between the Company and Marcar generally provide for equal monthly payments over either thirty-six months or forty-eight months. During fisca1 2004, the Company made lease payments to Marcar in the aggregate amount of $141,000.

Randolph H. Fields, a director of the Company, is a shareholder of the law firm of Greenberg Traurig P.A., which serves as the Company’s primary legal counsel.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information as of August 15, 2005 with respect to (i) each person known to management to be the beneficial owner of more than 5% of the Company’s Common Stock or Class B Stock, (ii) each Director, (iii) each Executive Officer of the Company named in the Summary Compensation Table, and (iv) the Directors and Executive Officers of the Company as a group. Except as otherwise noted, each named beneficial owner has sole voting and investment power over the shares shown.

	Amount and Nature of Beneficial Ownership (1)			Percent of Class (1)
Name And Address of Beneficial Owner	Common Stock		Class B Stock	Common Stock	Class B Stock
E.J. Elliott 5201 N. Orange Blossom Trail Orlando, Florida 32810	1,221,675	(2)	1,348,318	14.8%	82.1%

John E. Elliott 5201 N. Orange Blossom Trail Orlando, Florida 32810	829,562		—	10.1%	—

Marc G. Elliott 5201 N. Orange Blossom Trail Orlando, Florida 32810	379,700		101,520	4.6%	6.2%

David F. Brashears 5201 N. Orange Blossom Trail Orlando, Florida 32810	168,224		—	2.0%	—

Scott W. Runkel 5201 N. Orange Blossom Trail Orlando, Florida 32810	43,148	(3)	—	0.5%	—

David A. Air 5201 N. Orange Blossom Trail Orlando, Florida 32810	2,200		—	0.0%	—

Jeanne M. Lyons 5201 N. Orange Blossom Trail Orlando, Florida 32810	8,000	(4)	—	0.1%	—

All Directors and Executive Officers as a group (7 persons)	2,670,109	(6)	1,449,838	32.0%	88.2%

Harvey Houtkin 160 Summit Avenue Montvale, NJ 07645	2,171,969	(5)	—	26.3%	—

Mark Shefts 160 Summit Avenue Montvale, NJ 07645	575,130	(7)	—	7.0%	—

(1)	In accordance with Rule 13d-3-f the Securities Exchange Act of 1934, as amended, shares that are not outstanding, but that are subject, to option, warrants, rights or conversion privileges exercisable within 60 days have been deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the individual having such right but have not been deemed outstanding for the purpose of computing the percentage for any other person.

(2)	Includes 48,978 shares owned by the Elliott Foundation, Inc.

(3)	Includes options to purchase 20,000 shares of Common Stock.

(4)	Includes options to purchase 8,000 shares of Common Stock.

(5)	Based solely on a Schedule 13D dated August 8, 2005 filed by Harvey Houtkin with the Securities and Exchange Commission. Amount beneficially owned is: 2,171,969 shares (includes 834,780 shares owned by Mr. Houtkin’s wife Sherry Houtkin); 45,974 shares owned by Mr. Houtkin’s son Stuart; 67,980 shares owned by Mr. Houtkin’s son Brad; 26,830 shares owned by Mr. Houtkin’s son Michael; and 30,500 shares owned by Domestic Securities, Inc., of which Mr. Houtkin is Chief Executive Officer, Secretary, director and a 50 percent indirect beneficial owner.

(6)	Includes options to purchase 28,000 shares of Common Stock.

(7)	Based solely on a Schedule 13D dated August 3, 2005 filed by Mark Shefts with the Securities and Exchange Commission. Amount beneficially owned: 575,130 shares (includes 546,130 shares owned by Mr. Shefts’ wife Wanda Shefts, as to which Mr. Shefts disclaims beneficial ownership); and 29,000 shares owned by Domestic Securities, Inc., a market maker in the issuer’s stock and of which Mr. Shefts is president, a director and a 50 percent indirect beneficial owner.

2. SELECTION OF AUDITORS

Moore Stephens Lovelace, P.A. has served as the Company’s independent auditors for fiscal years 2000–2004.

Moore Stephens Lovelace, P.A. was reappointed by the Board of Directors, on the recommendation of the Audit Committee, as its independent accountants for fiscal 2005. Representatives of Moore Stephens Lovelace, P.A. are expected to appear at the Annual Meeting to make a statement, if they wish to do so, and to be available to answer appropriate questions from Stockholders at that time.

The Board of Directors has approved the Company’s engagement of Moore Stephens Lovelace, P.A. as the Company’s independent auditors. Moore Stephens Lovelace, P.A. has served as the Company’s independent auditors since fisca1 2000, and is familiar with the Company’s business and management.

Audit Fees

The aggregate fees billed by Moore Stephens Lovelace, P.A. for the last two fiscal years’ audit of the annual financial statements and review of financial statements included in the Company’s Form 10-Qs was $151,083 in 2004 and $134,000 in 2003.

Audit-related Fees.

Moore Stephens Lovelace, P.A. did not bill us any additional fees that are not disclosed under “Audit Fees” for the last two fiscal years for assistance and related services that are reasonably related to the performance of our audit or review of our financial statements.

Tax Fees

The aggregate fees billed by Moore Stephens Lovelace, P.A. for the last two fiscal years for preparation of income tax returns were $28,000 in 2004 and $28,000 in 2003.

All Other Fees

The aggregate fees billed by Moore Stephens Lovelace, P.A. for the last two fiscal years for other services was $13,517 in 2004 and $ -0- in 2003 for other accounting assistance.

The audit committee has reviewed the fee structure and believes that Moore Stephens Lovelace, P.A. has the independence necessary to act as the Company’s independent auditors.

In accordance with Company policy, all Fees for Moore Stephens Lovelace, P.A. were approved in advance by the audit committee or full board of directors during the period the full board functioned as the audit committee.

The audit committee reviews and pre-approves all services and fees in advance. Management has authority to authorize up to $25,000 without pre-approval, however, such fees and services are to be reviewed and approved at the next audit committee meeting.

While ratification by Stockholders of this appointment is not required by law or the Company’s Certificate of Incorporation or Bylaws, management believes that such ratification is desirable. In the event this appointment is not ratified by an affirmative vote of Stockholders holding a majority of the Company’s issued and outstanding Common Stock and Class B Stock, together, in attendance at the meeting, either in person or by proxy, the Board of Directors of the Company will consider that fact when it appoints independent public accountants for the next fiscal year.

The Board of Directors recommends a vote for the ratification and approval of its selection of Moore Stephens Lovelace, P.A. at the 2005 Annual Meeting.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present any matter for action at the Annual Meeting, other than as set forth in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will act in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for the Company’s 2006 Annual Meeting of Stockholders, any shareholder proposal to take action at such meeting must be received by the President of the Company by April 26, 2006. Shareholder proposals must be made in compliance with applicable legal requirements promulgated by the Securities and Exchange Commission and be furnished to the President by certified mail, return receipt requested.

ANNUAL REPORT

The Company, upon request, will furnish to record and beneficial holders of its Common Stock, free of charge, an additional copy of its Annual Report on Form 10-K (including financial statements and schedules but without exhibits) for fiscal 2004. Copies of exhibits to the Form 10-K also will be furnished upon request at the payment of a reasonable charge. All requests should be directed to the Investor Relations Department of the Company at the offices of the Company set forth in the Notice of Annual Meeting appended to this Proxy Statement.

YOU ARE URGED TO SIGN AND RETURN YOUR PROXY PROMPTLY TO MAKE CERTAIN YOUR SHARES WILL BE VOTED AT THE 2005 ANNUAL MEETING. FOR YOUR CONVENIENCE, A RETURN ENVELOPE IS ENCLOSED.

BY ORDER OF THE BOARD OF DIRECTORS

Jeanne M. Lyons, Secretary
Orlando, Florida
August 22, 2005

COMMON SHAREHOLDER PROXY

GENCOR INDUSTRIES INC.

THIS COMMON SHAREHOLDER PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS SEPTEMBER 12, 2005

The undersigned, hereby appoints E.J. Elliott, John E. Elliott, or any of them, as proxies, each with the power to appoint his or her substitutes, to represent, and vote all shares of Common Stock on behalf of the undersigned as designated below at the Annual Meeting of Stockholders of Gencor Industries, Inc., to be held September 12, 2005 and any adjournments thereof, with all powers the undersigned would possess if personally present and voting at such meeting. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is indicated, the Proxy will vote FOR Proposals 1 and 2.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

☒ PLEASE MARK VOTES AS IN THIS SAMPLE.

1) ELECTION OF DIRECTOR: Russell R. Lee, III	☐ FOR the nominee listed to the left	☐ WITHHOLD AUTHORITY to vote for the nominee listed to the left.

2) Proposal to ratify the selection of Moore Stephens Lovelace, P.A. as auditors.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign exactly as name(s) appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are jointly held, each holder must sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Check appropriate box to indicate changes below; Address Change? ☐ Name Change? ☐

Number of Shares: ____________________________________________________________

Dated: _________________________________________________________________, 2005

____________________________________________________________________________
Signature

____________________________________________________________________________
Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE